Exhibit 10.137

AGREEMENT TO ENGAGE VIKING INVESTMENT GROUP II INC
AS A FINANCIAL CONSULTANT

Viking Investment Group II Inc (“VIG” or the “Consultant”) hereby submits to Vyteris Holdings(Nevada), Inc., (“VYHN” or the “Company’) this Financial Consulting Agreement (the “Agreement”) outlining the terms pursuant to which VIG would be willing to act as Financial Consultant.

I.	ENGAGEMENT

VYHN hereby engages and retains VIG as Financial Consultant to perform the Services (as that term is hereinafter defined) and VIG hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use its best efforts in providing such services.

II.	INDEPENDENT CONTRACTOR
VIG shall be, and in all respects be deemed an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

A.
VIG shall be solely responsible for making all payments to and on behalf of its employees, subcontractors, including those required by law, and VYHN shall in no event be liable for any debts or other liabilities of VIG.

B.
VIG shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of VYHN, and VIG shall have no power to enter into any agreement on behalf of, or otherwise bind VYHN. Without limiting the foregoing, VIG shall not enter into any contract or commitment on behalf of VYHN.

C.
Subject to Section II D hereof, VIG shall not have or be deemed to have, fiduciary obligations or duties to VYHN and shall be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as VIG in its sole, absolute and unfettered discretion, may elect.

D.
Notwithstanding the above, no activity, employment, venture, business or other pursuit of VIG during the term of this agreement shall conflict with VYHN’s obligations under this Agreement or be adverse to VYHN’s interests during the term of this Agreement.

III.	SERVICES
VIG agrees to serve as Financial Consultants to VYHN and to provide and/or perform the following, hereafter collectively referred to as the “Services”:

A.
Complete an analysis of VYHN’s business and industry, and follow with a comprehensive background report that summarizes VYHN’s corporate and financial profile (the “Corporate Profile”) that shall be available for distribution to potential investors, underwriters, business partners, or others, as VYHN shall deem appropriate.

B.
Work with VYHN, its counsel or other representatives to revise and/or draft any other documents that may be necessary in VYHN’s efforts to secure additional equity participants or to seek M&A candidates to increase its business.

C.
Assist VYHN in efforts to seek additional business relationships that will be of benefit to VYHN. Advise VYHN and/or any of its affiliates in its negotiations in pursuing a form of business combination, such as joint venture, licensing agreement, products sales, and/or marketing distribution.

D.
VIG shall devote such time and effort, as it deems commercially reasonable and adequate under the circumstances to the affairs of VYHN to render the consulting services contemplated by this agreement. VIG is not responsible for the performance of any services, which may be rendered hereunder without VYHN providing the necessary information in writing prior thereto, nor shall VIG include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of the Certified Public Accountant. VIG cannot guarantee results on behalf of VYHN, but shall pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in VYHN’s needs, VIG shall notify VYHN and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by VYHN in its sole discretion. It is understood that a portion of the compensation paid hereunder is being paid by VYHN to have VIG remain available to advise it on transactions on an as-needed basis.

	E.	In conjunction with the Services, VIG agrees to:
1.
Make itself available to the officers of VYHN at a mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising VYHN in the preparation of such reports, summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation (“Documentation”) as shall be necessary, in the opinion of VIG, to properly present VYHN to other entities and individuals that could be of benefit to VYHN.

		2.	Make itself available for telephone conferences with the principal financial sales and/or operating officer(s) of VYHN during normal business hours.
		3.	Advise VYHN regarding company operations, staffing, strategy, and other issues related to building shareholder value as VYHN may reasonably request, consistent with the provisions of this Agreement.

IV.	EXPENSES

A.
It is expressly agreed and understood that each party shall be responsible for its own normal and reasonable out-of-pocket expenses which shall include: accounting, long distance communication, and the printing and mailing of materials between the parties hereto.

V.	COMPENSATION
Fees: In consideration for the services rendered by VIG, VYHN agrees to pay VIG the following Fee ::
4.
$500,000 plus 5,250,000 warrants, with a strike price of $1.50 per share, five year term and cashless exercise, with a 9.9% “blocker” provision. This shall constitute the consulting fee for the one year term of the agreement and shall be payable within 48 hours of execution of the Agreement.

VI.	REPRESENTATIONS, WARRANTIES AND COVENANTS

SEC & Legal Compliance. VIG hereby represents that it has in place policies and procedures relating to, and addressing, with the commercially reasonable intent to ensure compliance with, applicable securities laws, rules and regulations, including, but not limited to:

		1.	The use, release or other publication of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act

2.
Disclosure requirements outlined in Section 17B of the Exchange Act regarding the required disclosure of the nature and terms of VIG’s relationship with VYHN in any and all VIG literature or other communication(s) relating to VYHN, including, but not limited to: Press Releases, letters to investors and telephone or other personal communication(s) with potential or current investors.

B.
Both parties will keep confidential and not disclose to any third party any confidential information of either party made available to other pursuant to this Agreement and will use the confidential information only in connection with the execution of the obligations and duties contemplated by this Agreement. “Confidential Information” shall include all information concerning either party that is deemed confidential through marking, in writing or memorandum, or that by its nature, should be considered confidential, excluding any information that is generally available to the public, or any information which becomes available to either party on a non-confidential basis from a third party who is not known by either party to be bound by a confidentiality obligation of this Agreement: provided however, that such confidential information may be disclosed (i) to either party’s officers, directors, employees, counsel and accountants in connection with its engagement hereunder, who shall be informed of the confidential nature of the information and that such information is subject to a confidentiality agreement: (ii) to any person with the written consent of the disclosing party, subject to execution of an appropriate nondisclosure agreement; or (iii) if, upon the advice of counsel, either party is compelled to disclose such information (in which case the party compelled to disclose shall, to the extent permitted by applicable law, rule or regulation, and practicable under the circumstances, advise the other party in writing prior to such disclosure and shall consult with the other party with respect to the form and timing of disclosure). VIG agrees that it will not trade nor allow any of its officers, directors, principals, consultants, employees, or affiliates which receive Confidential Information to trade in the Company’s stock until three trading days after any material nonpublic information in such party’s possession or to such party’s knowledge is made public, or the Company has otherwise notified such party in writing that the information is moot.

3.
It is understood that VIG is not acting in the capacity of a licensed securities broker or dealer, and shall have no authority to enter into any commitments on the Company’s behalf, or to negotiate the terms of a financing, which responsibility shall be of the Company, or to hold any funds or securities in connection with financing or to perform any act which would require VIG to become licensed as a securities broker or dealer or perform in accordance with such licensure. It is further acknowledged that VIG is not acting as part of any “group” as such term is defined under the Securities Exchange Act of 1934, as amended , and neither VIG or any third-party who may acquire common stock shall be claimed by the Company to be acting in concert with respect to such common stock, nor shall VIG (or such persons) be claimed by the Company to be an “affiliate” of the Company or of each other. VIG agrees to comply with all federal and state laws in performance of its services with respect hereto.

C.
Execution. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either VYHN or VIG is a party or by which either entity may be bound or affected.

D.
Non-Circumvention. VYHN hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any corporation, partnership or individual introduced by VIG to VYHN, in connection with any project, any loans or collateral, or other transaction involving any products, transfers or services, or addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof.

E.
Timely Apprisals. VYHN shall use its commercially reasonable efforts to keep VIG up to date and apprised of all business, market and legal developments related to VYHN and its operations and management.

1.
Accordingly, VYHN shall provide VIG with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements.

2.
VYHN shall promptly notify VIG of all new contracts, agreements, joint ventures or filings with any state, federal or local administrative agency, including without limitation, the SEC, NASD or any state agency, and shall provide all related documents, including copies of the exact documents filed, to VIG, including without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to VIG.

3.
VYHN shall also provide directly to VIG current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by VYHN in the normal course of its business and requested by VIG from time to time.

	4.	VIG shall keep all documents and information supplied to it hereunder confidential as described in the section below titled, “CONFIDENTIAL DATA”.

	F.	Corporate Authority. Both VYHN and VIG have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

		1.	The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

		2.	VYHN will cooperate with VIG, and will promptly provide VIG with all pertinent materials and requested information in order for VIG to perform its Services pursuant to this Agreement.

		3.	When delivered, the shares of VYHN’s common stock shall be duly and validly issued, fully paid and non-assessable.

4.
VIG represents and warrants to VYHN that a) it has the experience and ability as may be necessary to perform all the required Services with a high standard of quality, b) all Services will be performed in a professional manner, and c) all individuals it provides to perform the Services will be appropriately qualified and subject to appropriate agreements concerning the protection of trade secrets and confidential information of VYHN which such persons may have access to over the term of this Agreement

		5.	Until termination of the engagement, VYHN will notify VIG promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of VYHN.

VII.	TERM
The term of this Agreement shall be 365 days from the date of execution.

VIII.	CONFIDENTIAL DATA

A.
VIG shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of VYHN, obtained by VIG as a result of its engagement hereunder, unless authorized, in writing by VYHN. VIG represents and warrants that it has established appropriate internal procedures for protecting the trade secrets and confidential information of VYHN, including, without limitation, restrictions on disclosure of such information to employees and other persons who may be engaged in rendering services to any person, firm or entity which may be a competitor of VYHN.

B.
VYHN shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of VIG, obtained as a result of its engagement hereunder, unless authorized, in writing, by VIG.

C.
VIG shall not be required in the performance of its duties to divulge to VYHN, or any officer, director, agent or employee of VYHN, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of VYHN which VIG may have or be able to obtain other than as a result of the relationship established by this Agreement.

IX.	OTHER MATERIAL TERMS AND CONDITIONS:
A.
Indemnity. The parties hereto agree to provide indemnification to each other with regard to claims made against the other due to a party’s gross negligence or willful misconduct with respect to performance of its duties hereunder.

B.
Provisions. Neither termination nor completion of the assignment shall affect the provisions of this Agreement, and the Indemnification Provisions, which are incorporated herein, which shall remain operative and in full force and effect.

C.
Additional Instruments. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

D.
Entire Agreement. Each of the parties hereby covenants that this Agreement, together with the exhibits attached hereto as earlier referenced, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding or expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein

E.
Laws of the State of New York. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of New York, irrespective of the country or place of domicile or residence of either party.

F.
Assignments. The benefits of the Agreement shall inure to the respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, provided that the rights and obligations of either party under this Agreement may not be assigned or delegated without the prior written consent of the other party, and any such purported assignment shall be null and void. Notwithstanding the foregoing, VIG may assign any portion of its Compensation as outlined herein to its employees, affiliates, sub-contractors or subsidiaries in its sole discretion.

G.
Originals. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

H.
Addresses of Parties. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

I.
Modification and Waiver. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

APPROVED AND AGREED:
Viking Investment Group II Inc	Vyteris Holdings (Nevada) , Inc.

/s/ Ian Markofsky	/s/ Timothy J. McIntyre
By	By: Timothy J. McIntyre
Its: CEO

7/25/07	7/26/07
Date of execution	Date of execution